                              MANAGEMENT AGREEMENT

     THIS MANAGEMENT AGREEMENT (this "Agreement") is made as of the __ day of _______________, 1997 (the "Effective Date"), by and between (i) APEX MORTGAGE CAPITAL, INC., a Maryland corporation (the "Company"), and (ii) TCW INVESTMENT MANAGEMENT COMPANY, a California corporation (the "Manager").

     THE PARTIES ENTER THIS AGREEMENT on the basis of the following facts, understandings and intentions:

     A. The Company intends to invest in Mortgage Assets (defined herein) using the proceeds of borrowings and equity offerings and to qualify as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code").

     B. The Company desires to have the Manager undertake, on the Company's behalf, the duties and responsibilities set forth in this Agreement, subject to the direction and oversight of the Board of Directors of the Company (the "Board of Directors") on the terms and conditions set forth in this Agreement.

     C. The Manager desires to undertake, on the Company's behalf, the duties and responsibilities set forth in this Agreement, subject to the direction and oversight of the Board of Directors, on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, IN CONSIDERATION of the mutual agreements set forth in this Agreement, the Company and the Manager agree as follows:

     1.   Definitions.  Capitalized terms used but not defined in this Agreement
          -----------
shall have the respective meanings assigned to them below:

     1.1 "Affiliate" means, when used with reference to a specified person, any person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the specified person. For purposes of this definition, the term "person" means and includes individuals, corporations, general and limited partnerships, stock companies, land trusts, business trusts and other entities and governments and agencies and political subdivisions thereof. For purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests.

     1.2 "Agency Certificates" means GNMA Certificates, Fannie Mae Certificates and FHLMC Certificates.

     1.3  "Agreement" means this Management Agreement.

     1.4 "Average Net Invested Capital" means for any period (i) the arithmetic average of the sum of the gross proceeds of the offerings of its equity securities by the Company, after deducting any underwriting discounts and commissions and other expenses and costs relating to such offerings, plus (A) the Company's retained earnings (taking into account any losses incurred) and
(B) any non-cash charges or reserves, including depreciation, mark-to-market adjustments and unrealized credit loss, computed by taking the average of such values at the end of each month during such period, plus (ii) any unsecured debt approved by a majority of the Unaffiliated Directors to be included in Average Net Invested Capital.

     1.5 "Average Net Worth" means for any period the arithmetic average of the sum of the gross proceeds from the offerings of its equity securities by the Company, before deducting any underwriting discounts and commissions and other expenses and costs relating to the offerings, plus the Company's retained earnings (without taking into account any losses incurred in prior periods) computed by taking the average of such values at the end of each month during such period.

     1.6  "Base Management Compensation" has the meaning set forth in Section
6.1 of this Agreement.

     1.7 "Board of Directors" has the meaning set forth in Recital B of this Agreement.

     1.8  "Code" has the meaning set forth in Recital A of this Agreement.

     1.9 "Company" means Apex Mortgage Capital, Inc., a Maryland corporation, and its successors.

     1.10 "Conforming Mortgage Loans" means conventional Mortgage Loans that either comply with requirements for inclusion in credit support programs sponsored by FHLMC, Fannie Mae or GNMA or are FHA or VA Loans, all of which are secured by first mortgages or deeds of trust on single-family (one to four units) residences.

     1.11 "CMOs" means debt obligations (bonds) that are collateralized by mortgage loans or mortgage certificates other than Mortgage Derivative Securities and Subordinated Interests. CMOs are structured so that principal and interest payments received on the collateral are sufficient to make principal and interest payments on the bonds. Such bonds may be issued by United States government agencies or private issuers in one or more classes with fixed or variable interest rates, maturities and degrees of subordination that are characteristics designed for the investment objectives of different bond purchasers.

     1.12 "FHLMC" means the Federal Home Loan Mortgage Corporation.

     1.13 "FHLMC Certificates" means mortgage participation certificates issued by FHLMC, either in certificated or book-entry form.

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

     1.14 "Fannie Mae" means the federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. (S)1716 et seq.), formerly known as the Federal National Mortgage Association.

     1.15 "Fannie Mae Certificates" means guaranteed mortgage pass-through certificates issued by Fannie Mae either in certified or book-entry form.

     1.16 "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

     1.17 "FHA Loans" means Mortgage Loans insured by the United States Federal Housing Administration.

     1.18 "GAAP" means generally accepted accounting principles.

     1.19 "GNMA" means the Governmental National Mortgage Association.

     1.20 "GNMA Certificates" means fully modified pass-through mortgage-backed certificates guaranteed by GNMA and issued either in certificated or book-entry form.

     1.21 "Governing Instruments" means the articles or certificate of incorporation or charter, as the case may be, and the bylaws of the Company and its subsidiaries.

     1.22 "Incentive Management Compensation" has the meaning set forth in
Section 6.2 of this Agreement.

     1.23 "Investment Advisers Act" means the Investment Advisers Act of 1940, as amended from time to time.

     1.24 "Limited Expenses" means the following expenses of the Company or any subsidiary of the Company:

          1.24.1 all insurance costs incurred by the Company or any subsidiary of the Company, including any costs to obtain liability or other insurance to indemnify the Manager and underwriters of any securities of the Company;

          1.24.2 expenses connected with payments of dividends or interest or distributions in any other form made or caused to be made by the Board of Directors to holders of the securities of the Company or any subsidiary of the Company;

          1.24.3 all expenses of third parties connected with communications to holders of equity securities or debt securities of the Company or any subsidiary of the Company and the other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including any costs of computer services in connection with this function, the cost of printing and mailing certificates for such securities and proxy solicitation materials and reports to holders of the Company's or any subsidiary's securities and reports to third parties required under any indenture to which the Company or any subsidiary of the Company is a party;

          1.24.4 custodian's, transfer agent's and registrar's fees and charges;

          1.24.5 compensation, fees and expenses paid to trustees or Unaffiliated Directors of the Company or any subsidiary of the Company, the cost of director and officer liability insurance and premiums for fidelity and errors and omissions insurance;

          1.24.6 legal, accounting and auditing fees and expenses relating to the Company's or any subsidiary's operations (excluding litigation-related fees and expenses described in Section 7.2.15 hereof);

          1.24.7 expenses relating to any office or office facilities maintained by the Company or any subsidiary of the Company exclusive of the office of the Manager and its Affiliates;

          1.24.8 travel and related expenses of directors, officers and employees of the Manager and of directors, officers and employees of the Company or any subsidiary of the Company who are also directors, officers or employees of the Manager, incurred in connection with attending meetings of the Board of Directors or holders of securities of the Company or any subsidiary of the Company or performing other business activities that relate to the Company or any subsidiary of the Company, including expenses allocable to such meetings or business activities;

          1.24.9 costs associated with computer hardware and software, third party information services and office expenses that relate solely to the business activities of the Company; and

          1.24.10 all other expenses of every character regarded as ordinary operating expenses in accordance with generally accepted accounting principles, exclusive of those expenses referred to in Sections 7.2.1, 7.2.2, 7.2.3, 7.2.4, 7.2.5, 7.2.6, 7.2.7, 7.2.9, 7.2.10, 7.2.15, 7.2.16 and 7.2.21.

     1.25 "Manager" means TCW Investment Management Company, a California corporation, and its successors hereunder.

     1.26 "Mortgage Assets" means (i) Mortgage Securities, (ii) Mortgage Loans and (iii) Short-Term Investments.

     1.27 "Mortgage Derivative Securities" means Mortgage Securities that provide for the holder to receive interest only, principal only, or interest and principal in amounts that are disproportionate to those payable on the underlying Mortgage Loans and may include other derivative instruments.

     1.28 "Mortgage Loans" means Conforming and Nonconforming Mortgage Loans, FHA Loans and VA Loans.

     1.29 "Mortgage Securities" means (i) Pass-Through Certificates, (ii) CMOs, and (iii) Other Mortgage Securities.

     1.30 "Mortgage Warehouse Participations" means participations in lines of credit to mortgage originators that are secured by recently originated Mortgage Loans that are in the process of being either securitized or sold to permanent investors.

     1.31 "Net Income" means the taxable income of the Company (including net capital gains, if any) before the Manager's incentive compensation, net operating loss deductions arising from losses in prior periods and deductions permitted by the Code in calculating taxable income for a REIT plus the effects of adjustments, if any, necessary to record hedging and interest transactions in accordance with GAAP. A deduction for all of the Company's interest expenses for borrowed funds is taken into account in calculating Net Income.

     1.32 "Nonconforming Mortgage Loans" means conventional Mortgage Loans that do not conform to one or more requirements of United States Federal Housing Administration, FHLMC, Fannie Mae, GNMA or United States Veterans Administration for participation in one or more of such agencies' mortgage loan credit support programs, such as the principal amounts financed or the underwriting guidelines used in making the loan.

     1.33 "Other Mortgage Securities" means securities representing interests in, or secured by mortgages on real property other than Pass-Through Certificates and CMOs and may include certificates and other securities collateralized by single-family loans, Mortgage Warehouse Participations, Mortgage Derivative Securities, Subordinated Interests and other mortgage-backed and mortgage-collateralized obligations.

     1.34 "Pass-Through Certificates" means securities (or interests therein) other than Mortgage Derivative Securities and Subordinated Interests evidencing undivided ownership interests in a pool of mortgage loans, the holders of which receive a "pass-through" of the principal and interest paid in connection with the underlying mortgage loans in accordance with the holders' respective, undivided interests in the pool. Pass-Through Certificates include Agency Certificates, as well as other certificates evidencing interests in loans secured by single-family properties.

     1.35 "Qualified REIT Real Estate Assets" means Pass-Through Certificates, Mortgage Loans, Agency Certificates and other assets of the type described in
Section 856(c)(6)(B) of the Code.

     1.36 "REIT" means real estate investment trust as defined under Section 856 of the Code.

     1.37 "REIT Provisions of the Code" means Sections 856 through 860 of the Code.

     1.38 "Return on Equity" means an amount calculated for any quarter by dividing the Company's Net Income for the quarter by its Average Net Worth for the quarter.

     1.39 "Short-Term Investments" means short-term bank certificates of deposit, short-term United States Treasury securities, short-term United States government agency securities, commercial paper, repurchase agreements, short-term CMOs, short-term asset-backed securities and other similar types of short-term investment instruments, all of which will have maturities or average lives of less than one (1) year.

     1.40 "Subordinated Interests" means a class of Mortgage Securities that is subordinated to one or more other classes of Mortgage Securities, all of which classes share the same collateral.

     1.41 "TCW" means The TCW Group, Inc.

     1.42 "TCW Group" means TCW and its subsidiaries and Affiliates.

     1.43 "Ten-Year U.S. Treasury Rate" means the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to a constant maturity of ten years) published by the Federal Reserve Board during a quarter, or, if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by the Company. If the Company determines in good faith that the Ten-Year U.S. Treasury Rate cannot be calculated as provided above, then the rate shall be the arithmetic average of the per annum average yields to maturities, based upon closing asked prices on each business day during a quarter, for each actively traded marketable U.S. Treasury fixed interest rate security with a final maturity date not less than eight nor more than twelve years from the date of the closing asked prices as chosen and quoted for each business day in each such quarter in New York City by at least three recognized dealers in U.S. government securities selected by the Company.

     1.44 "Unaffiliated Directors" means a director who is not affiliated, directly or indirectly, with the Manager or the TCW Group, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or serving as an officer or director of the Manager or the TCW Group, and are not employed by or officers of the Company.

     1.45 "VA Loans" means Mortgage Loans partially guaranteed by the United States Veterans Administration under the Serviceman's Readjustment Act of 1944, as amended.

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

     2.   General Duties of the Manager.
          -----------------------------

     2.1  Services to be Provided by the Manager.  Subject to the direction and
          --------------------------------------
oversight of the Board of Directors and in accordance with the Governing Instruments, the Manager shall manage and provide services to the Company, and to the extent directed by the Board of Directors, shall provide similar services to any subsidiary of the Company. Without limiting the foregoing, the Manager shall perform other services as may be required from time to time for management and other activities relating to the assets of the Company as the Board of Directors shall reasonably request or the Manager shall deem appropriate under the particular circumstances, including the following:

          2.1.1 serving as the Company's consultant with respect to formulation of investment criteria and preparation of policy guidelines by the Board of Directors;

          2.1.2 assisting the Company in developing criteria for Mortgage Asset purchase commitments that are specifically tailored to the Company's long-term investment objectives and making available to the Company its knowledge and experience with respect to Mortgage Assets;

          2.1.3 representing the Company in connection with the purchase and commitment to purchase or sell Mortgage Assets, including the accumulation of Mortgage Loans for securitization and the incurrence of debt;

          2.1.4 arranging for the issuance of Mortgage Securities from a pool of Mortgage Loans;

          2.1.5 furnishing reports and statistical and economic research to the Company regarding the Company's activities and the services performed for the Company by the Manager;

          2.1.6 monitoring and providing to the Board of Directors on an ongoing basis price information and other data, obtained from certain nationally recognized dealers that maintain markets in Mortgage Assets identified by the Board of Directors from time to time, and providing data and advice to the Board of Directors in connection with the identification of such dealers;

          2.1.7 investing or reinvesting any money of the Company in accordance with its policies and procedures;

          2.1.8 providing the executive and administrative personnel, office space and services required in rendering services to the Company;

          2.1.9 administering the day-to-day operations of the Company and performing and supervising the performance of such other administrative functions necessary in the management of the Company as may be agreed upon by the Manager and the

     Board of Directors, including the collection of revenues and the payment of the Company's debts and obligations and maintenance of appropriate computer systems to perform such administrative functions;

          2.1.10 providing the Company with general data processing, legal and administrative services to the extent required to implement the business strategy of the Company;

          2.1.11 counseling the Company in connection with policy decisions made by the Board of Directors;

          2.1.12 communicating on behalf of the Company with the holders of the equity and debt securities of the Company as required to satisfy the reporting and other requirements of any governmental bodies or agencies and to maintain effective relations with such holders;

          2.1.13 evaluating and recommending hedging strategies to the Board of Directors and, upon approval by the Board of Directors, engaging in hedging activities on behalf of the Company, consistent with the Company's status as a REIT;

          2.1.14 supervising compliance with the REIT Provisions of the Code and maintenance of an exemption from the Investment Company Act;

          2.1.15 qualifying and causing the Company to qualify to do business in all applicable jurisdictions;

          2.1.16 causing the Company to retain qualified accountants and tax experts to assist in developing appropriate accounting procedures and testing systems and to conduct quarterly compliance reviews;

          2.1.17 providing all actions necessary for compliance by the Company with all federal, state and local regulatory requirements applicable to the Company in respect of its business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Securities Exchange Act of 1934, as amended;

          2.1.18 providing all actions necessary to enable the Company to make required federal, state and local tax filings and reports and generally enable the Company to maintain its status as a REIT, including soliciting stockholders for required information to the extent provided in the REIT Provisions of the Code;

          2.1.19 performing such other services as may be required from time to time for management and other activities relating to the assets of the Company as the

     Board of Directors shall reasonably request or the Manager shall deem appropriate under the particular circumstances; and

          2.1.20 complying with and using commercially reasonable efforts to cause the Company to comply with all applicable laws.


     2.2  Obligations of the Manager.
          --------------------------

          2.2.1  Verify Conformity with Acquisition Criteria.  The Manager shall
                 -------------------------------------------
use commercially reasonable efforts to provide that each Mortgage Asset conforms to the acquisition criteria of the Company and shall require each seller or transferor of Mortgage Assets to the Company to make such representations and warranties regarding such Mortgage Assets as may, in the judgment of the Manager, be necessary and appropriate. With respect to Mortgage Loans and consistent with prevailing industry practices, the Manager shall use commercially reasonable efforts to require the seller or transferor to repurchase any Mortgage Loan with respect to which there is fraud or misrepresentation. In addition, the Manager shall take such other action as it deems necessary or appropriate with regard to the protection of the Company's investments.

          2.2.2  Conduct Activities in Conformity with REIT Status and All
                 ---------------------------------------------------------
Applicable Restrictions.  The Manager shall refrain from any action which, in
-----------------------
its sole judgment made in good faith, would adversely affect the status of the Company or, if applicable, any subsidiary of the Company as a REIT or which, in its sole judgment made in good faith, would violate any material law, rule or regulation of any governmental body or agency having jurisdiction over the Company or any such subsidiary or which would otherwise not be permitted by the Company's or such subsidiary's Governing Instruments; any operating policies adopted by the Company; or any agreements provided to the Manager. If the Manager is ordered to take any such action by the Board of Directors, the Manager shall promptly notify the Board of Directors of the Manager's judgment that such action would adversely affect such status or violate any such law, rule or regulation or the Governing Instruments; operating policies adopted by the Company; or any agreements provided to the Manager. Notwithstanding the foregoing, the Manager, its directors, officers, stockholders and employees shall not be liable to the Company, any subsidiary of the Company, the Unaffiliated Directors or any Stockholders of the Company or any of its subsidiaries for any act or omission by the Manager, its directors, officers, stockholders or employees except as provided in Section 8 of this Agreement.

          2.2.3  Reports.  The Manager shall cause an annual compliance report
                 -------
to be prepared for the first two fiscal years of the Company, commencing with fiscal year 1997, by a firm independent of the Manager and its Affiliates and having the proper expertise to determine compliance with the REIT Provisions of the Code and related matters. The Manager shall deliver each report for a fiscal year to the Company no later than March 31 of the following year. In addition, the Manager will prepare regular reports for the Company's Board of Directors that will review the Company's acquisitions of Mortgage Assets, portfolio composition and characteristics, credit quality, performance and compliance with the policies approved by the Company's Board of Directors.

          2.2.4  Portfolio Transactions.  In placing portfolio transactions and
                 ----------------------
selecting brokers or dealers, the Manager shall endeavor to obtain on behalf of the Company commercially reasonable terms. In assessing commercially reasonable terms for any transaction, the Manager shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis.

     2.3  Compliance with the Investment Advisers Act.  The Manager shall
          -------------------------------------------
operate in compliance with the provisions of the Investment Advisers Act applicable to the performance of the Manager's duties hereunder.

     2.4  Cooperation of the Company.  The Company agrees to take all actions
          --------------------------
reasonably required to permit the Manager to carry out its duties and obligations under this Agreement. The Company further agrees to make available to Manager all materials reasonably requested by Manager to enable the Manager to satisfy its obligations to deliver financial statements and any other information or reports with respect to the Company.

     2.5  Fidelity Bond.  During the term of this Agreement the Manager shall
          -------------
obtain and maintain a fidelity bond in such amount and with an issuer as the Manager shall determine, which shall cover, among other things, losses resulting directly from dishonest or fraudulent acts committed by an employee of the Manager and certain other losses. The premium for such bond is to be paid by the Manager or its Affiliates.

     3.   Additional Activities of the Manager and its Affiliates.
          -------------------------------------------------------

     3.1  Other Activities of the Manager.  Nothing in this Agreement shall
          -------------------------------
prevent the Manager, its Affiliates, or any of the officers, directors or employees of the Manager or its Affiliates, from engaging in other businesses or from rendering services of any kind to any other person or entity, including the purchase of, or advisory service to others investing in, any type of real estate investment, including investments that meet the principal investment objectives of the Company. Notwithstanding the foregoing, members of the Mortgage Backed Securities Group of the TCW Group or any equivalent or successor group of the TCW Group during their employment by the TCW Group will not provide any direct management services to a residential mortgage REIT that invests primarily in high quality Mortgage Securities other than the Company. Directors, officers, employees and agents of the Manager and of Affiliates of the Manager may serve as trustees, directors, officers, employees, agents, nominees or signatories for the Company or any subsidiary of the Company, to the extent permitted by their Governing Instruments, as from time to time amended, or by any resolutions duly adopted by the Board of Directors pursuant to the Company's Governing Instruments. When executing documents or otherwise acting in such capacities for the Company, such persons shall use their respective titles in the Company.

     3.2  Other Investment Advisory Activities of the Manager.  Except as
          ---------------------------------------------------
provided in Section 3.1 of this Agreement, nothing contained in this Agreement shall prevent the Manager, or any Affiliate of the Manager, from acting as investment advisor or manager for any other person, firm or corporation (including any investment company), whether or not the investment objectives or policies of any such other person, firm or corporation are similar to those of the Company, and shall not in any way bind or restrict the Manager or any such Affiliate from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom the Manager or any such Affiliate may be acting. The Company acknowledges that the Manager will base allocation decisions on the procedures the Manager considers fair and equitable, including, without limitation, such considerations as investment objectives, restrictions and time horizon, availability of cash and the amount of existing holdings. While information and recommendations supplied to the Company shall, in the Manager's judgment, be appropriate under the circumstances and in light of the investment objectives and policies of the Company, they may be different from the information and recommendations supplied by the Manager or its Affiliates to investment companies, funds and advisory accounts. The Company shall be entitled to equitable treatment under the circumstances in receiving information, recommendations and any other services, but the Company recognizes that it is not entitled to receive preferential treatment as compared with the treatment given by the Manager to any investment company, fund or advisory account.

     4.   Bank Accounts. At the direction of the Board of Directors, the Manager
          -------------
may establish and maintain one or more bank accounts in the name of the Company or any subsidiary of the Company, and may collect and deposit into any such account or accounts, and disburse funds from any such account or accounts, under such terms and conditions as the Board of Directors may approve. The Manager shall from time to time render appropriate accountings of such collections and payments to the Board of Directors and, upon request, to the auditors of the Company or any subsidiary of the Company.

     5.   Records; Confidentiality. The Manager shall maintain appropriate books
          ------------------------
of account and records relating to services performed under this Agreement, and such books of account and records shall be accessible for inspection by representatives of the Company or any subsidiary of the Company at any time during normal business hours. Except in the ordinary course of business of the Company, the Manager shall keep confidential any and all information it obtains from time to time in connection with the services it renders under this Agreement and shall not disclose any portion thereof to non-affiliated third-parties (other than lenders to, and holders of stock or warrants of, the Manager) except with the prior written consent of the Company.

     6.   Compensation of the Manager.
          ---------------------------

     6.1  Base Management Compensation.  For services rendered under this
          ----------------------------
Agreement, the Company shall pay to the Manager, commencing on the Effective Date and payable as described below, base management compensation equal to 3/4 of 1% of the Average Net Invested Capital of the Company (the "Base Management Compensation"). The

Base Management Compensation for each month shall be calculated by the Manager within 15 days after the end of such month, and such calculation shall be promptly delivered to the Company. The Company shall pay any amount payable pursuant to this Section 6.1 for such month within 15 days after the receipt of Manager's written statement setting forth the computation of the Base Management Compensation.

     6.2  Incentive Management Compensation.  In addition to the Base Management
          ---------------------------------
Compensation, the Manager shall receive as incentive compensation for each fiscal quarter an amount equal to 30% of the Net Income of the Company, before incentive compensation, for such fiscal quarter in excess of the amount that would produce an annualized Return on Equity (calculated by multiplying the Return on Equity for such fiscal quarter by four) equal to the Ten-Year U.S. Treasury Rate for such fiscal quarter plus 1% (the "Incentive Management Compensation"). The Incentive Management Compensation calculation and payment shall be made quarterly in arrears. The Manager shall compute the quarterly Incentive Management Compensation within 45 days after the end of each fiscal quarter. The Company shall pay the Incentive Management Compensation with respect to each fiscal quarter within 15 days following the delivery to the Company of the Manager's written statement setting forth the computation of the Incentive Management Compensation for such quarter. In connection with the Company's annual audit, the Manager shall compute any final adjustments to the Incentive Management Compensation payable under this Section 6.2 within 45 days after the end of each fiscal year and any required adjustments shall be paid by the Company within 15 days after delivery of such computation to the Company by the Manager and any amounts payable by the Manager shall be deducted from the next succeeding payment(s) of Base Management Compensation or Incentive Management Compensation payable to Manager, unless the Agreement has terminated, in which case the payment shall be made by Manager within 15 days following delivery of such statement.

     6.3  Annual Reconciliation Beginning in 1999.  Beginning in calendar year
          ---------------------------------------
1999, the quarterly Incentive Management Compensation will be subject to annual reconciliation so that the Incentive Management Compensation is based on the Manager's performance for a calendar year rather than on a quarter-by-quarter basis. Such reconciliation shall be determined as part of the Company's annual audit and any reconciling payments shall be paid as provided in Section 6.2.

     7.   Expenses of the Manager and the Company.
          ---------------------------------------

     7.1  Expenses of the Manager.  Without regard to the compensation received
          -----------------------
under this Agreement by the Manager, the Manager shall bear the following expenses:

          7.1.1 employment expenses of the personnel employed by the Manager and/or its Affiliates (including, but not limited to, officers of the Company employed by the Manager and/or its Affiliates), including, but not limited to, salaries, wages, payroll taxes and the cost of employee benefit plans of such personnel;

          7.1.2 rent, telephone, utilities, office furniture, equipment, machinery, and other office expenses of the Manager and/or its Affiliates required for the Company's day-to-day operations, including bookkeeping, clerical and back-office services provided by the Manager or its Affiliates;

     7.2  Expenses of the Company.  The Company or any subsidiary of the Company
          -----------------------
shall pay all of its expenses except those that are the responsibility of the Manager pursuant to Section 7.1 of this Agreement, and without limiting the generality of the foregoing, it is specifically agreed that the following expenses of the Company or any subsidiary of the Company shall be paid by the Company and shall not be paid by the Manager or Affiliates of the Manager:

          7.2.1 the cost of money borrowed by the Company, including interest;

          7.2.2 all taxes and license fees applicable to the Company or any subsidiary of the Company, including interest and penalties thereon;

          7.2.3 legal, audit, accounting, underwriting, brokerage, listing, filing, rating agency, registration and other fees, printing, engraving, clerical, personnel and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Company's or any subsidiary's equity securities or debt securities;

          7.2.4 fees and expenses paid to advisors and independent contractors, consultants, managers, and other agents engaged directly by the Company or any subsidiary of the Company or by the Manager at the Company's or such subsidiary's request for the account of the Company or any subsidiary of the Company (other than the Manager or its Affiliates);

          7.2.5 expenses connected with the acquisition, disposition, financing and ownership of the Company's or any subsidiary's investment assets, including, but not limited to, commitment fees, brokerage fees, guaranty fees, ad valorem taxes, costs of foreclosure, maintenance, repair and improvement of property and premiums for insurance on property owned by the Company or any subsidiary of the Company;

          7.2.6 costs related to hedging transactions;

          7.2.7 the expenses of organizing, modifying or dissolving the Company or any subsidiary of the Company;

          7.2.8 all insurance costs incurred by the Company or any subsidiary of the Company, including any costs to obtain liability or other insurance to indemnify the Manager and underwriters of any securities of the Company;

          7.2.9 expenses connected with payments of dividends or interest or distributions in any other form made or caused to be made by the Board of Directors to holders of the securities of the Company or any subsidiary of the Company;

          7.2.10 expenses connected with the structuring, issuance and administration of Mortgage Securities by the Company or any subsidiary of the Company, including, but not limited to, legal fees, trustee's fees, insurance premiums, and costs of required credit enhancements;

          7.2.11 all expenses of third parties connected with communications to holders of equity securities or debt securities issued by the Company or any subsidiary of the Company and the other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including any costs of computer services in connection with this function, the cost of printing and mailing certificates for such securities and proxy solicitation materials and reports to holders of the Company's or any subsidiary's securities and reports to third parties required under any indenture to which the Company or any subsidiary of the Company is a party;

          7.2.12 custodian's, transfer agent's and registrar's fees and charges;

          7.2.13 compensation, fees and expenses paid to trustees or Unaffiliated Directors of the Company or any subsidiary of the Company, the cost of director and officer liability insurance and premiums for errors and omissions insurance;

          7.2.14 legal, accounting and auditing fees and expenses relating to the Company's or any subsidiary's operations (excluding litigation-related fees and expenses described in Section 7.2.15);

          7.2.15 legal, expert and other fees and expenses relating to any actions, proceedings, lawsuits, demands, causes of action and claims, whether actual or threatened, made by or against the Company, or which the Company is authorized or obligated to pay under applicable law or its Governing Instruments or by the Board of Directors;

          7.2.16 any judgment rendered against the Company or any subsidiary of the Company, or against any trustee, director or officer of the Company or any subsidiary of the Company in his capacity as such for which the Company or any subsidiary of the Company is required to indemnify such trustee, director, or officer by any court or governmental agency, or settlement of pending or threatened litigation;

          7.2.17 expenses relating to any office or office facilities maintained by the Company or any subsidiary of the Company exclusive of the office of the Manager and/or its Affiliates;

          7.2.18 expenses related to the accumulation, servicing and subservicing of Mortgage Loans;

          7.2.19 travel and related expenses of directors, officers and employees of the Manager and of directors, officers and employees of the Company or any subsidiary of the Company who are also directors, officers or employees of the Manager, incurred in connection with attending meetings of the Board of Directors or holders of securities of the Company or any subsidiary of the Company or performing other business activities that relate to the Company or any subsidiary of the Company, including, where applicable, a proportionate share of such expenses as reasonably determined by Manager where such expenses were not incurred solely for the benefit of the Company;

          7.2.20 costs associated with computer hardware and software, third party information services and office expenses that relate solely to the business activities of the Company;

          7.2.21 any extraordinary or non-recurring costs or charges incurred by the Company; and

          7.2.22 other expenses of the Company or any subsidiary of the Company that are not expenses of the Manager under Section 7.1 of this Agreement.

     7.3  Limitation on Expenses Payable by the Company.  Notwithstanding
          ---------------------------------------------
Sections 7.1 and 7.2 of this Agreement, the Limited Expenses required to be paid by the Company shall be limited to an aggregate amount per year equal to the greater of (i) 2% of the Average Net Invested Capital of the Company and (ii) 25% of its Net Income for that year. The determination of Net Income for purposes of calculating such expense limitation will be the same as for calculating the Manager's Incentive Management Compensation, except that it will include any Incentive Management Compensation payable for such period. Expenses of the Company that are not Limited Expenses shall be payable by the Company regardless of the foregoing limit. Limited Expenses in excess of such limit will be paid by the Manager, unless the Unaffiliated Directors determine that, based upon extraordinary or non-recurring factors, a higher level of expenses is justified for such fiscal year. In that event, such expenses may be recovered by the Manager in succeeding years to the extent that Limited Expenses in succeeding quarters are below the limitation on Limited Expenses for such quarters.

     7.4  Expense Reimbursement to the Manager.  Expenses incurred by the
          ------------------------------------
Manager on behalf of the Company shall be reimbursed monthly to the Manager within 30 days after the end of each month. The Manager shall prepare a statement documenting the expenses of the Company and those incurred by the Manager on behalf of the Company during each month, and shall deliver such statement to the Company within 15 days after the end of each month. Expense reimbursement to the Manager shall be subject to Section 7.3 hereof and adjustment at the end of each fiscal year in connection with the annual audit of the Company. Any amount that may become payable by the Manager pursuant to such an annual adjustment shall be offset against future amounts payable to the Manager as provided in
Section 6.2 hereof.

     8.   Limits of Manager Responsibility.  The Manager assumes no
          --------------------------------
responsibility under this Agreement other than to render the services specifically called for under this Agreement and shall not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendations of the Manager, including as set forth in Section
2.2.2 of this Agreement. The Manager, its directors, officers, stockholders and employees will not be liable to the Company, any issuer of Mortgage Securities, any subsidiary of the Company, its subsidiary's stockholders or the Unaffiliated Directors for any acts or omissions, errors of judgment or mistakes of law by the Manager, its directors, officers, stockholders or employees under or in connection with this Agreement, except by reason of acts or omissions, errors of judgment or mistakes of law constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under this Agreement. The Company and its subsidiaries shall reimburse, indemnify and hold harmless the Manager, its directors, officers, stockholders and employees of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including, without limitation, attorneys' fees) in respect of or arising from any acts or omissions, errors of judgment or mistakes of law of the Manager, its stockholders, directors, officers and employees made in good faith in the performance of the Manager's duties under this Agreement or pursuant to any underwriting agreement or similar agreement to which Manager is a party in connection with any debt or equity sales of the Company's securities and not constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under this Agreement or any such underwriting agreement. The Manager shall be indemnified by the Company as an agent of the Company in accordance with the terms of the Company's Governing Instruments.

     9.   No Joint Venture.  The Company and the Manager are not partners or
          ----------------
joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on any of them. The Manager is an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Company.

     10.  Term; Termination; Termination Fee.
          ----------------------------------

     10.1 Term.  This Agreement shall commence on the Effective Date  and shall
          ----
continue in force until December 31, 1999 and thereafter it shall be subject to successive one-year renewal periods upon the review and approval of the Unaffiliated Directors. If the Unaffiliated Directors do not resolve to renew or terminate this Agreement, within at least 60 days prior to the end of the then-current period of this Agreement, this Agreement shall be automatically extended for a one-year period. The Company, subject to Section 10.2, and the Manager shall have the right, following the initial term of this Agreement, to terminate this Agreement at any time upon not less than 60 days prior written notice.

     10.2 Termination; Termination Fee.  In addition to such further liability
          ----------------------------
or obligation of either party to the other provided in Section 13 of this Agreement, if this Agreement is terminated without cause (as "cause" is defined in Section 12 of this Agreement) by delivery of a notice of non-renewal pursuant to Section 10.1 or because the Company does not consent to an assignment of this Agreement by the Manager in connection with any acquisition, consolidation or merger of TCW (to the extent such consent is required pursuant to the Investment Advisers Act), the Company, in addition to its obligations under Section 13, shall pay the Manager a termination fee in an amount equal to the fair market value of this Agreement determined by an independent appraisal. For the purposes of determining the fair market value of this Agreement, it will be assumed that this Agreement is unlimited in term and not subject to termination or non-renewal. Such appraisal shall be conducted by a nationally recognized appraisal firm selected (but not previously engaged) by the Manager, subject to the approval by a majority of the Unaffiliated Directors, which approval shall not be unreasonably withheld or delayed, and the costs of such appraisal shall be borne equally by the parties. Any appraisal conducted under this Agreement shall be performed no later than 45 days following selection of the appraiser or appraisers. The termination fee payable by the Company shall be paid within 30 days following receipt of the final appraisal to be obtained under this Agreement.

     11.  Assignments.  Upon not less than sixty (60) days prior written notice
          -----------
to the Board of Directors of the Company, this Agreement may be assigned by the Manager to an Affiliate of TCW without the consent of the Company. Except in the event of an assignment by the Manager to an Affiliate of TCW or as otherwise set forth in this Section 11, this Agreement shall terminate automatically in the event of its assignment, in whole or in part, by the Manager (other than the pledge of amounts payable to the Manager under this Agreement to secure the Manager's obligations to its lenders), unless such assignment is consented to in writing by the Company with the consent of a majority of the Unaffiliated Directors. The Company shall not withhold its consent to any assignment of this Agreement by the Manager in connection with any acquisition, consolidation or merger of TCW, to the extent such consent is required by the Investment Advisers Act. Any assignment shall bind the assignee under this Agreement in the same manner as the Manager is bound. In addition, the assignee shall execute and deliver to the Company a counterpart of this Agreement naming such assignee as Manager. This Agreement shall not be assigned by the Company without the prior written consent of the Manager, except in the case of assignment by the Company to a REIT or other organization which is a successor (by merger, consolidation or purchase of assets) to the Company, in which case such successor organization shall be bound under this Agreement and by the terms of such assignment in the same manner as the Company is bound under this Agreement.

     12.  Termination by Company for Cause.  At the option of the Company, this
          --------------------------------
Agreement shall be and become terminated upon 60 days' written notice of termination from the Board of Directors to the Manager if any of the following events shall occur (termination for any of such events shall constitute termination for "cause"):

     12.1 if a majority of the Unaffiliated Directors determines that the Manager has violated this Agreement in any material respect and, after written notice of such violation, the Manager has failed to cure such violation within 30 days, unless during such 30-day period the Manager has commenced to cure such violation and thereafter diligently prosecutes to cure such violation; or

     12.2 there is entered an order for relief or similar decree or order with respect to the Manager by a court having competent jurisdiction in an involuntary case under the federal bankruptcy laws as now or hereafter constituted or under any applicable federal or state bankruptcy, insolvency or other similar laws; or the Manager (i) ceases, or admits in writing its inability, to pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, creditors; (ii) applies for, or consents (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator (or other similar official) of the Manager or of any substantial part of its properties or assets, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without such authorization, consent or application against the Manager and continue undismissed for 30 days; (iii) authorizes or files a voluntary petition in bankruptcy, or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency, dissolution, liquidation or other similar law of any jurisdiction, or authorizes such application or consent, or proceedings to such end are instituted against the Manager without such authorization, application or consent and are approved as properly instituted and remain undismissed for 30 days or result in adjudication of bankruptcy or insolvency; or (iv) permits or suffers all or any substantial part of its properties or assets to be sequestered or attached by court order and the order remains undismissed for 30 days; provided, however, that in the event the Manager becomes the subject of a case under federal bankruptcy or similar federal or state laws and remains in possession of its property and continues to operate its business (as a debtor in possession or otherwise), the Company shall not have the option to terminate this Agreement unless the Unaffiliated Directors determine in good faith that as a result of such proceeding the Manager cannot reasonably be expected to fulfill its obligations under this Agreement. If any of the events specified in Section
12.2 of this Agreement shall occur, the Manager shall give prompt written notice thereof to the Board of Directors upon the happening of such event.

     13.  Action Upon Termination.  From and after the effective date of
          -----------------------
termination of this Agreement, pursuant to Sections 10, 11 or 12 of this Agreement, except as otherwise specified in Section 10.2 of this Agreement, the Manager shall not be entitled to compensation for further services under this Agreement, but shall be paid all Base and Incentive Management Compensation accruing to the date of termination. Upon such termination, the Manager shall forthwith:

     13.1 after deducting any accrued Base and Incentive Management Compensation and reimbursement for its expenses to which it is then entitled, pay over to the Company or any subsidiary of the Company all money collected and held for the account of the Company or any subsidiary of the Company pursuant to this Agreement;

     13.2 deliver to the Board of Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Directors with respect to the Company or any subsidiary of the Company; and

     13.3 deliver to the Board of Directors all property and documents of the Company or any subsidiary of the Company then in the custody of the Manager.

     14.  Release of Money or Other Property Upon Written Request.  The Manager
          -------------------------------------------------------
agrees that any money or other property of the Company or any subsidiary of the Company held by the Manager under this Agreement shall be held by the Manager as custodian for the Company or such subsidiary, and the Manager's records shall be appropriately marked clearly to reflect the ownership of such money or other property by the Company or such subsidiary. Upon the receipt by the Manager of a written request signed by a duly authorized officer of the Company requesting the Manager to release to the Company or any subsidiary of the Company any money or other property then held by the Manager for the account of the Company or any subsidiary of the Company under this Agreement, the Manager shall release such money or other property to the Company or such subsidiary of the Company within a reasonable period of time, but in no event later than the later to occur of
(i) 30 days following such request and (ii) the earliest time following such request that remittance will not cause the Manager to violate any law or breach any agreement to which it or the Company is a party. The Manager shall not be liable to the Company, any subsidiaries of the Company, the Unaffiliated Directors, or the Company's or its subsidiaries' stockholders for any acts performed or omissions to act by the Company or any subsidiary of the Company in connection with the money or other property released to the Company or any subsidiary of the Company in accordance with this Section 14 and not constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under this Agreement. The Company and any subsidiary of the Company shall indemnify the Manager, its directors, officers, stockholders and employees against any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever, which arise in connection with the Manager's release of such money or other property to the Company or any subsidiary of the Company in accordance with the terms of this Section 14 unless such expenses, losses, damages, liabilities, demands, charges and claims arise in connection with acts or omissions which constitute bad faith, willful misconduct, gross negligence or reckless disregard of its duties under this Agreement. Indemnification pursuant to this provision shall be in addition to any right of the Manager to indemnification under Section 8 of this Agreement.

     15.  Representations and Warranties.
          ------------------------------

     15.1 Company in Favor of the Manager.  The Company hereby represents and
          -------------------------------
warrants to the Manager as follows:

          15.1.1 Due Formation.  The Company is duly organized, validly existing
                 -------------
and in good standing under the laws of Maryland, has the power to own its assets and to transact the business in which it is now engaged and is duly qualified and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Company and its subsidiaries, taken as a whole. The Company does not do business under any fictitious business name.

          15.1.2 Power and Authority.  The Company has the power and authority
                 -------------------
to execute, deliver and perform this Agreement and all obligations required under this Agreement and has taken all necessary action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required under this Agreement. Except as shall have been obtained, no consent of any other person, including, without limitation, stockholders and creditors of the Company, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Company in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required under this Agreement. This Agreement has been, and each instrument or document required under this Agreement will be, executed and delivered by a duly authorized officer of the Company, and this Agreement constitutes, and each instrument or document required under this Agreement when executed and delivered under this Agreement will constitute, the legally valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

          15.1.3 Execution, Delivery and Performance.  The execution, delivery
                 -----------------------------------
and performance of this Agreement and the documents or instruments required under this Agreement will not violate any provision of any existing law or regulation binding on the Company, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Company, or the Governing Instruments of, or any securities issued by, the Company or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Company is a party or by which the Company or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Company and its subsidiaries, taken as a whole, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking (other than the pledge of amounts payable to the Manager under this Agreement to secure the Manager's obligations to its lenders).

     15.2 Manager In Favor of the Company.  The Manager hereby represents and
          -------------------------------
warrants to the Company as follows:

          15.2.1 Due Formation.  The Manager is duly organized, validly existing
                 -------------
and in good standing under the laws of California, has the corporate power to own its assets and to transact the business in which it is now engaged and is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Manager and its subsidiaries, taken as a whole. The Manager does not do business under any fictitious business name.

          15.2.2 Power and Authority.  The Manager has the corporate power and
                 -------------------
authority to execute, deliver and perform this Agreement and all obligations required under this Agreement and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required under this Agreement. Except as shall have been obtained, no consent of any other person including, without limitation, stockholders and creditors of the Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Manager in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required under this Agreement. This Agreement has been and each instrument or document required under this Agreement will be executed and delivered by a duly authorized officer of the Manager, and this Agreement constitutes, and each instrument or document required under this Agreement when executed and delivered under this Agreement will constitute, the legally valid and binding obligation of the Manager enforceable against the Manager in accordance with its terms.

          15.2.3 Execution, Delivery and Performance.  The execution, delivery
                 -----------------------------------
and performance of this Agreement and the documents or instruments required under this Agreement will not violate any provision of any existing law or regulation binding on the Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Manager, or the governing instruments of, or any securities issued by, the Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Manager is a party or by which the Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets, or financial condition of the Manager and its subsidiaries, taken as a whole, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage indenture, lease, contract or other agreement, instrument or undertaking.

     16.  Notices.  Unless expressly provided otherwise in this Agreement, all
          -------
notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when (1) delivered by hand, (2) otherwise delivered against receipt therefor, or (3) upon actual receipt of registered or certified mail, postage prepaid, return receipt requested. The parties may deliver to each other notice by electronically transmitted facsimile copies, provided that such facsimile notice is followed within 24 hours by any type of notice otherwise provided for in this Section 16. Any notice shall be duly addressed to the parties as follows:

     (a)  If to the Company:

          865 South Figueroa Street
          Suite 1800
          Los Angeles, California  90017
          Attn:  Daniel K. Osborne
          Telecopy:  (213) 488-3366

          with a copy given in the manner prescribed above, to:


     (b)  If to the Manager:

          865 South Figueroa Street
          Suite 1800
          Los Angeles, California  90017
          Attn:  Michael E. Cahill
          Telecopy:  (213) 244-0705

          with a copy given in the manner prescribed above, to:

          865 South Figueroa Street
          Suite 1800
          Los Angeles, California  90017
          Attn: Michael E. Cahill, Esq.
          Telecopy:  (213) 244-0780

     Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 16 for the giving of notice.

     17.  Binding Nature of Agreement; Successors and Assigns.  This Agreement
          ---------------------------------------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns as provided in this Agreement.

     18.  Entire Agreement.  This Agreement contains the entire agreement and
          ----------------
understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

     19.  Controlling Law.  This Agreement and all questions relating to its
          ---------------
validity, interpretation, performance and enforcement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of California, notwithstanding any California or other conflict of law provisions to the contrary.

     20.  Indulgences, Not Waivers. Neither the failure nor any delay on the
          ------------------------
part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

     21.  Titles Not to Affect Interpretation.  The titles of paragraphs and
          -----------------------------------
subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

     22.  Execution in Counterparts.  This Agreement may be executed in any
          -------------------------
number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

     23.  Provisions Separable.  The provisions of this Agreement are
          --------------------
independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

     24.  Gender.  Words used herein regardless of the number and gender
          ------
specifically used shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

     25.  Attorneys' Fees.  Should any action or other proceeding be necessary
          ---------------
to enforce any of the provisions of this Agreement or the various transactions contemplated hereby, the prevailing party will be entitled to recover its actual reasonable attorneys' fees and expenses from the non-prevailing party.

     26.  Amendments.  This Agreement may not be amended, modified or changed
          ----------
(in whole or in part), except by a formal, definitive written agreement expressly referring to this

Agreement, which agreement is executed by all of the parties. The parties hereto expressly acknowledge that no consent or approval of the Company's stockholders is required in connection with any amendment, modification or change to this Agreement.

     27.  Authority.  Each signatory to this Agreement warrants and represents
          ---------
that he is authorized to sign on behalf of and to bind the party on whose behalf he, she or it is signing.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the effective date.


                         "COMPANY"

                         APEX MORTGAGE CAPITAL, INC.,
                              a Maryland corporation



                         By:______________________________________
                              Its:______________________________



                         "MANAGER"


                         TCW INVESTMENT MANAGEMENT COMPANY,
                              a California corporation


                         By:______________________________________
                              Its:______________________________

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